EXHIBIT 10.12

EMCORE Corporation 2012 Equity Incentive Plan

Restricted Stock and Restricted Stock Unit Award Agreement

To: Jeffrey Rittichier

On October 18, 2016 (the “Grant Date”), EMCORE Corporation, a New Jersey corporation (the “Company”), granted you an award (the “Award”) of 70,000 shares. The Award consists of 8,154 restricted shares (the “Restricted Stock”) of the Company’s common stock, no par value per share (the “Common Stock”), and 61,846 restricted stock units (the “Restricted Stock Units”) under the EMCORE Corporation 2012 Equity Incentive Plan, as adopted effective January 25, 2012, and as further amended from time to time (the “Plan”). Each Restricted Stock Unit represents, on the books of the Company, a unit which is equivalent to one share of Common Stock.
This Restricted Stock and Restricted Stock Unit Award Agreement (the “Agreement”) evidences the Award of the Restricted Stock and Restricted Stock Units. This Agreement and the Award of the Restricted Stock and Restricted Stock Units are made in consideration of your employment or service relationship with the Company or an Affiliate of the Company (as applicable, your “Employer”). The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan and any terms and conditions relating to Restricted Stock and Restricted Stock Units and specifies other applicable terms and conditions of your Restricted Stock and Restricted Stock Units. This Agreement hereby supersedes and replaces the prior award agreement evidencing the Award, and you shall have no further rights under such prior agreement.
A copy of the Plan and the Prospectus for the Plan, as amended from time to time (the “Prospectus”), is being provided or made available to you in connection with the Award. By executing this Agreement, you acknowledge that you have received a copy of the Plan and the Prospectus. You may request additional copies of the Plan or Prospectus by contacting EMCORE Corporation, Attn: Chief Financial Officer, 2015 West Chestnut Street, Alhambra, CA 91803. You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.
1.Terminology; Conflicts. The Glossary at the end of this Agreement includes definitions of certain capitalized words used in this Agreement. All terms not defined in this Agreement (including the Glossary) have the meanings given in the Plan. Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any defined term in this Agreement or the Plan, the provisions of, first, the Plan and second, this Agreement, will control in that order of priority, except in the case of Section 14 of this Agreement, which will control in all cases.

2.Terms and Conditions of Award. The following terms and conditions will apply:

(a)Vesting Condition. All of the Restricted Stock and Restricted Stock Units are nonvested and forfeitable as of the Grant Date. So long as you continue to be a Service Provider through the applicable date upon which vesting is scheduled to occur, 17,500 Restricted Stock Units will vest and become nonforfeitable on the first anniversary of the Grant Date, 17,500 Restricted Stock Units will vest and become nonforfeitable on the second anniversary of the Grant Date, 17,500 Restricted Stock Units will vest and become nonforfeitable on the third anniversary of the Grant Date, and 9,346 Restricted Stock Units will vest and become nonforfeitable on the fourth anniversary of the Grant Date. So long as you continue to be a Service Provider through the applicable date upon which vesting is scheduled to occur, all 8,154 shares of Restricted Stock will vest and become nonforfeitable on the fourth anniversary of the Grant Date.

(b)Continued Service Vesting Condition. In order for any of your Restricted Stock and Restricted Stock Units to become vested and nonforfeitable, you must continue to be a Service Provider through the applicable vesting date. Unless this Agreement provides to the contrary, none of the Restricted Stock and Restricted Stock Units will become vested and nonforfeitable after you cease to be a Service Provider, and any Restricted Stock and Restricted

Stock Units that are nonvested and forfeitable as of the date you cease to be a Service Provider shall terminate for no consideration and any unvested and forfeited shares of Restricted Stock shall be automatically transferred to the Company as of such date, without any other action by you.

(c)Change in Control. If a Change in Control occurs while any of your Restricted Stock and Restricted Stock Units are outstanding, the following provisions shall apply:

(i)Your Restricted Stock and Restricted Stock Units shall be subject to the provisions of the Plan, including, without limitation, Article XV of the Plan.

(ii) If you are a party to an employment agreement with the Company (an “Employment Agreement”) that entitles you to vest in any Restricted Stock and/or Restricted Stock Units solely as a result of a Change in Control, you will be entitled to vest in the number of Restricted Stock and/or Restricted Stock Units becoming vested and nonforfeitable pursuant to the terms of your Employment Agreement. Similarly, if you are party to an Employment Agreement that entitles you to vest in any Restricted Stock and/or Restricted Stock Units as a result of a qualifying termination of employment following a Change in Control and you experience a qualifying termination of employment while any Restricted Stock or Restricted Stock Units are outstanding, the applicable number of Restricted Stock and/or Restricted Stock Units becoming vested pursuant to the terms of your Employment Agreement will become vested and nonforfeitable as of the date of your qualifying termination of employment. Any Restricted Stock and/or Restricted Stock Units becoming vested and nonforfeitable pursuant to the terms of your Employment Agreement will be released or paid as provided for in Section 2(e) below.

(d)Termination of Service. If you cease to be a Service Provider for any reason, all Restricted Stock and Restricted Stock Units that are not then vested and nonforfeitable will, after giving effect to any accelerated vesting as a result of your ceasing to be a Service Provider, be immediately forfeited for no consideration and any unvested and forfeited shares of Restricted Stock shall be automatically transferred to the Company as of the date you cease to be a Service Provider, without any other action by you.

(e)Settlement. Any shares of Restricted Stock subject to this Award that become vested and nonforfeitable shall no longer be Restricted Stock and shall immediately thereafter become unrestricted shares of Common Stock and may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with Applicable Law, this Agreement and any other agreement to which such shares are subject. Any Restricted Stock Units subject to this Award that become vested and nonforfeitable shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Restricted Stock Units rounded down to the nearest whole number of shares of Common Stock) as soon as practicable following the applicable vesting date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the vesting date occurs; provided that any Restricted Stock Units that become vested and nonforfeitable in connection with or following a Change in Control will be paid no later than the 30th day following the applicable vesting date. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with Applicable Law, this Agreement and any other agreement to which such shares are subject. Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company. The Company will not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.

3.Restrictions on Transfer. You may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any unvested Restricted Stock or Restricted Stock Units, and unvested Restricted Stock and Restricted Stock Units may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

4.Issuance of Shares.

(a)Notwithstanding any other provision of this Agreement, you may not sell the shares of Common Stock acquired upon vesting of the Restricted Stock and Restricted Stock Units unless such shares are registered under the Securities Act, or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other Applicable Law and any applicable insider trading policy of the Company governing the Common Stock and you may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such Applicable Law or insider trading policy.

(b)The Company shall issue shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 4(c) below; or (b) in book entry form, registered in your name with notations regarding the applicable restrictions on transfer imposed under this Agreement. Concurrently with the execution and delivery of this Agreement, you shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares.

(c)Any certificates representing shares of Restricted Stock that may be delivered to you by the Company prior to vesting shall be redelivered to the Secretary of the Company to be held until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all Applicable Laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
(d)Promptly after the vesting of any shares of Restricted Stock pursuant to this Agreement and the satisfaction of any and all related tax withholding obligations pursuant to Section 5, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to you, or your designated broker on your behalf, the shares electronically or a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 5).

(e)The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in your name. The Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf.

(f)If you are deceased (or in case of your Disability and if necessary) at the time that a delivery of share certificates pursuant to this Section 4 is to be made, the certificates will be delivered to your executor, administrator, legally authorized guardian or personal representative. The Company may at any time place legends referencing any Applicable Law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement, and the certificate shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. You will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section 4(f).

(g)The grant of the Award and the shares of Common Stock issued in settlement of the Award will be subject to and in compliance with all applicable requirements of Applicable Law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of shares of Common Stock hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company.

(h)Postponement of Delivery. The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:

(i)the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any Applicable Law;

(ii)compliance with any requests for representations; and
(iii)receipt of proof satisfactory to the Company that a person seeking such shares on your behalf upon your Disability (if necessary), or upon your estate’s behalf after your death, is appropriately authorized.

5.Tax Withholding. Upon any vesting of the Restricted Stock or any payment of shares of Common Stock in respect of the Restricted Stock Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company and the Employer with respect to such vesting or distribution of shares at the applicable withholding rates. In the event that the Company cannot legally satisfy, such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Stock and Restricted Stock Units, the Company or the Employer shall be entitled to require a cash payment by or on your behalf and/or to deduct from other compensation payable to you any sums required by federal, state or local tax law to be withheld with respect to such vesting, distribution or payment.

6.Adjustments for Corporate Transactions and Other Events.

(a)Adjustment Events. Upon an Adjustment Event, the number of shares of Restricted Stock and Restricted Stock Units and the number of such shares of Restricted Stock and Restricted Stock Units that are nonvested and forfeitable will, without further action of the Administrator, be adjusted to reflect such event pursuant to the provisions of Section 15.1 of the Plan. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Restricted Stock and Restricted Stock Units as a result of the Adjustment Event. Adjustments under this Section 6 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares of Restricted Stock and Restricted Stock Units will result from any such adjustments. Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Restricted Stock and Restricted Stock Units are subject to such section of the Code.

(b)Binding Nature of Agreement. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your granting of, the Restricted Stock and Restricted Stock Units, whether as a result of any Adjustment Event or other similar event, except as otherwise determined by the Administrator. If the Restricted Stock and Restricted Stock Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock and Restricted Stock Units.

7.Dividend Rights.

(a)No ordinary cash dividends payable with respect to a share of Restricted Stock subject to this Award shall be paid until and unless such share becomes vested and transferable (the “Accumulated Dividends”). As of each date that the Company pays any Accumulated Dividends, the Company shall credit the Accumulated Dividends to a bookkeeping account on the Company’s records that shall have a value equal to a number of shares of Common Stock equal to (a) the amount of the Accumulated Dividends paid on such date, divided by (b) the closing price of a share of Common Stock on that date. Any Accumulated Dividends credited pursuant to the foregoing provisions of this Section 7(a) will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock to which they relate and shall be paid on or within ten (10) days after the date the shares of Restricted Stock vest. Shares of Restricted Stock subject to this Award and any Accumulated Dividends with respect to such shares shall be forfeited and all your rights to such shares and Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless such shares of Restricted Stock become vested pursuant to this Agreement.

(b)As of each date that the Company pays an ordinary cash dividend on its outstanding Common Stock for which the related record date occurs after the Grant Date and prior to the date all Restricted Stock Units subject to the Award have either been paid or have terminated, the Company shall credit you with an additional number of Restricted Stock Units equal to (a) the amount of the ordinary cash dividend paid by the Company on a single share of Common Stock on that date, multiplied by (b) the number of Restricted Stock Units subject to the Award outstanding and unpaid as of such record date (including any Restricted Stock Units previously credited under this Section 7(b) and with such total number subject to adjustment pursuant to Section 15.1 of the Plan and this Agreement), divided by (c) the closing price of a share of Common Stock on that date. Any Restricted Stock Units credited pursuant to the foregoing provisions of this Section 7(b) will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No crediting of Restricted Stock

Units will be made pursuant to this Section 7(b) with respect to any Restricted Stock Units which, as of the related record date, have either been paid or have terminated.

8.No Right to Continued Employment or Service. The Award shall not confer upon you any right to be retained as a Service Provider, nor restrict in any way the right of your Employer, which right is hereby expressly reserved, to terminate your employment or service relationship at any time with or without Cause (regardless of whether such termination results in (a) the failure of any Award to vest; (b) the forfeiture of any unvested or vested portion of any Award; and/or (c) any other adverse effect on your interests under the Plan). Nothing in the Plan or this Agreement shall confer on you the right to receive any future Awards under the Plan.

9.Rights as Stockholder. Except as set forth in Section 7(a), you shall have the same rights as a stockholder of the Company with respect to the shares of Restricted Stock subject to the Award, including voting rights, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to this Agreement. You shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to you in respect thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued with respect to the Restricted Stock Units, except as provided in Section 6 and Section 7(b) of this Agreement.

10.The Company’s Rights. The existence of the Restricted Stock and Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.Entire Agreement. This Agreement, inclusive of the Plan incorporated into this Agreement, contains the entire agreement between you, your Employer and the Company with respect to the Restricted Stock and Restricted Stock Units. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Restricted Stock and Restricted Stock Units are superseded by this Agreement and are void and ineffective for all purposes.

12.Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan will govern.

13.Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Restricted Stock and Restricted Stock Units as determined in the discretion of the Administrator, except as provided in the Plan or in any other written document signed by you and the Company. This Agreement may not be amended, modified or supplemented orally.

14.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

15.Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

16.Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. The Company may require you to furnish or execute such other documents as the Company shall reasonably deem necessary (a) to evidence such exercise or (b) to comply with or satisfy the requirements of Applicable Law.

17.Investment Representation. If at the time of settlement of all or part of the Restricted Stock Units, the Common Stock is not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, you shall execute, prior to the issuance of any shares of Common Stock in settlement of the Restricted Stock Units to you by the Company, an agreement (in such form as the Administrator may specify) in which you, among other things, represent, warrant and agree that you are acquiring the shares acquired under this Agreement for your own account, for investment only and not with a view to the resale or distribution thereof, that you have knowledge and experience in financial and business matters, that you are capable of evaluating the merits and risks of owning any shares of Common Stock acquired under this Agreement, that you are a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, you shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administrator, from counsel for or approved by the Administrator, as to the applicability of such exemption thereto.

18.Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

19.Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

20.Section 409A. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

21.Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

22.Authorization to Share Personal Data. You authorize any Affiliate of the Company that employs or retains you or that otherwise has or lawfully obtains personal data relating to you to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

23.Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or you, as the case may be, at the following addresses or to such other address as the Company or you, as the case may be, shall specify by notice to the other:

(i)if to the Company, to it at:
EMCORE Corporation
2015 West Chestnut Street
Alhambra, CA 91803
Attention: Chief Financial Officer
Fax: (626) 293-3424
(ii)if to you, to your most recent address as shown on the books and records of the Company or Affiliate employing or retaining you.
All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.
24.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Awards evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Awards is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

25.Consent to Electronic Delivery. By entering into this Agreement and accepting the Award evidenced hereby, you hereby consent to the delivery of information (including, without limitation, information required to be delivered to you pursuant to Applicable Law) regarding the Company and its Affiliates, the Plan, this Agreement and the Award via Company web site or other electronic delivery.

26.Clawback Policy. The Restricted Stock and Restricted Stock Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of Applicable Law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock and Restricted Stock Units or any shares of Common Stock or other cash or property received with respect to the Restricted Stock and Restricted Stock Units (including any value received from a disposition of the shares acquired upon vesting or payment of the Restricted Stock and Restricted Stock Units).

27.Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.
{The Glossary follows on the next page.}

GLOSSARY

(a)“Securities Act” means the Securities Act of 1933 and the rules promulgated thereunder, as amended.

(b)    “You”; “Your”. You means the recipient of the Restricted Stock and Restricted Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Restricted Stock and Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{The signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of October ___, 2017.

EMCORE CORPORATION

By:
Name:
Title:

The undersigned hereby represents that he/she has read the Prospectus and is familiar with the Plan’s terms. The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees, on behalf of himself/herself and on behalf of his/her beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein, and that the Award and Restricted Stock and Restricted Stock Units are subject to all of the terms and provisions of this Agreement, and of the Plan under which it is granted, as the Plan and this Agreement may be amended in accordance with their respective terms. The undersigned agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under this Agreement or the Plan with respect to the Award or Restricted Stock and Restricted Stock Units.

WITNESS
AWARD RECIPIENT

Date:

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock and Restricted Stock Unit Award Agreement between EMCORE Corporation, a New Jersey corporation (the “Company”), and the individual named below (the “Individual”) dated as of _____________, ______, the Individual, hereby sells, assigns and transfers to the Company, an aggregate 8,154 shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.
Dated _____________, ________

Signature

Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock and Restricted Stock Unit Award Agreement without requiring additional signatures on the part of the Individual.)